EXHIBIT 4.1(i)


      AMENDMENT AND WAIVER, dated as of this 14th day of May, 2003 (this "Amendment and Waiver") to the Amended and Restated Credit Agreement, dated as of September 10, 2002 (as it may be further amended, restated, modified or otherwise supplemented, from time to time, the "Credit Agreement"), by and between GLOBAL PAYMENT TECHNOLOGIES, INC. (the "Company") and JPMORGAN CHASE BANK (the "Lender").

      WHEREAS, the Company has requested and the Lender has agreed, subject to the terms and conditions of this Amendment and Waiver, to waive certain provisions of the Credit Agreement as set forth herein; and

      WHEREAS, the Company has requested and the Lender has agreed, subject to the terms and conditions of this Amendment and Waiver, to amend certain provisions of the Credit Agreement as set forth herein;

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

1.    WAIVERS.

      (a) Compliance with Section 7.13(a) of the Credit Agreement is hereby waived for the period commencing January 1, 2003 and ending March 31, 2003 to permit Consolidated Tangible Net Worth to be less than $17,500,000 during such period; provided, however, Consolidated Tangible Net Worth was not less than $15,506,000 at any time during such period.

      (b) Compliance with Section 7.13(b) of the Credit Agreement is hereby waived for the two fiscal quarters ended March 31, 2003 to permit the Consolidated Interest Coverage Ratio to be less than 1.75:1.00 as of the two fiscal quarters ended March 31, 2003; provided, however, such ratio was not less than (12.89):1.00 as of the end of such two fiscal quarters.

      (c) Compliance with Section 7.13(c) of the Credit Agreement is hereby waived for the two fiscal quarters ended March 31, 2003 to permit the ratio of Consolidated Funded Debt to Consolidated EBITDA to be greater than 2.95:1.00 as of the two fiscal quarters ended March 31, 2003.

      (d) Compliance with Section 7.13(e) of the Credit Agreement is hereby waived for the period commencing January 1, 2003 and ending March 31, 2003 to permit the ratio of Consolidated Total Unsubordinated Liabilities to Consolidated Tangible Net Worth to be greater than .50:1.00 during such period; provided, however, such ratio was not greater than .67:1.00 at any time during such period.

      (e) Compliance with Section 7.13(f) of the Credit Agreement is hereby waived for the period commencing December 31, 2002 and ending March 31, 2003 to permit the ratio of Consolidated Quick Assets to Consolidated Current Liabilities to be less than 1.90:1.00 during such period; provided, however, such ratio was not less than .98:1.00 at any time during such period.

      (f) Compliance with Section 7.04 of the Credit Agreement is hereby waived solely with respect to the sale by the Company on April 17, 2003 of it's full interest in the cash handling division of International Payment Systems Pty Ltd. and a portion of its interest in Global Payment Technologies Holdings (Proprietary) Limited.

      (g) Compliance with Section 6.15 of the Credit Agreement is hereby waived solely with respect to the Company's failure to deliver to the Lender a Notice and Acknowledgment of Assignment with respect to Global Payment Technologies Australia Pty. Ltd. and an opinion of counsel as to the due execution and delivery of such Notice and Acknowledgment of Assignment.

2.    AMENDMENTS.

      (a) Section 1.01 of the Credit Agreement is hereby amended to add a new definition in alphabetical order to read in its entirety as follows:

            "Test Currency" has the meaning set forth in Section 6.18(a) hereof.

      (b) The definition of "Consolidated EBIT" is hereby amended and restated in its entirety to read as follows:

            "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income (or net loss), plus the sum, without duplication, of (a) Consolidated Interest Expense, (b) all income taxes to any government or governmental instrumentality expensed on the Company's and each Guarantor's books (whether paid or accrued), and (c) all cash dividends received by the Company and any Guarantor from any Unconsolidated Affiliate, minus the sum, without duplication, of (a) all extraordinary or unusual gains, and (b) equity in positive income of Unconsolidated Affiliates, in each case, determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis. All of the foregoing categories shall be calculated with respect to the Company and the Guarantors, on a consolidated basis, and shall be calculated (without duplication) as of the end of each calendar month for the twelve consecutive calendar months then ended commencing with the twelve month period ending March 31, 2005, provided, however, that (i) for the fiscal quarter ending June 30, 2004, all such categories shall be calculated with respect to the one fiscal quarter then ending, (ii) for the fiscal quarter ending September 30, 2004, all such categories shall be calculated with respect to the two fiscal quarters then ending, and (iii) for the fiscal quarter ending December 31, 2004, all such categories shall be calculated with respect to the three fiscal quarters then ending.

      (c) The definition of "Consolidated EBITDA" is hereby amended and restated in its entirety to read as follows:

            "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income (or net loss), plus the sum, without duplication, of (a) Consolidated Interest Expense, (b) depreciation and amortization expenses or charges, (c) all income taxes to any government or governmental instrumentality expensed on the Company's and each Guarantor's books (whether paid or accrued), and (d) all cash dividends received by the Company and any Guarantor from any Unconsolidated Affiliate, minus the sum, without duplication, of (a) all extraordinary or unusual gains and
      (b) equity in positive income of Unconsolidated Affiliates, in each case, determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis. All of the foregoing categories shall be calculated with respect to the Company and the Guarantors, on a consolidated basis, and shall be calculated (without duplication) as of the end of each calendar month for the twelve consecutive calendar months then ended commencing with the twelve month period ending December 31, 2004, provided, however, that (i) for the fiscal quarter ending March 31, 2004, all such categories shall be calculated with respect to the one fiscal quarter then ending, (ii) for the fiscal quarter ending June 30, 2004, all such categories shall be calculated with respect to the two fiscal quarters then ending, and (iii) for the fiscal quarter ending September 30, 2004, all such categories shall be calculated with respect to the three fiscal quarters then ending.

      (d) The definition of "Consolidated Funded Debt" is hereby amended and restated in its entirety to read as follows:

            "Consolidated Funded Debt" shall mean, on the date of determination, all debt for borrowed money of the Company and Guarantors, on a consolidated basis, with an original maturity of one year or more, including the current portion thereof and including, without limitation, the outstanding principal amount of the Loans. Funded Debt shall be calculated as of the end of each calendar month commencing with the calendar month ending December 31, 2004, provided, however that Funded Debt shall be calculated to be equal to (i) twenty five percent (25%) of the actual Funded Debt as of March 31, 2004, with respect to the calendar months included in the fiscal quarter ending March 31, 2004, (ii) fifty percent (50%) of the actual Funded Debt as of June 30, 2004, with respect to the calendar months included in the fiscal quarter ending June 30, 2004, and (iii) seventy-five percent (75%) of the actual Funded Debt as of September 30, 2004, with respect to the calendar months included in the fiscal quarter ending September 30, 2004.

      (e) The definition of "Consolidated Interest Expense" is hereby amended and restated in its entirety to read as follows:

            "Consolidated Interest Expense" shall mean, for any period, the gross interest expense of the Company and the Guarantors, on a consolidated basis, determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis and calculated as of the end of each calendar month for the twelve calendar months then ended commencing with the twelve month period ending March 31, 2005, provided, however, that (i) for the fiscal quarter ending June 30, 2004, all such categories shall be calculated with respect to the one fiscal quarter then ending, (ii) for the fiscal quarter ending September 30, 2004, all such categories shall be calculated with respect to the two fiscal quarters then ending, and (iii) for the fiscal quarter ending December 31, 2004, all such categories shall be calculated with respect to the three fiscal quarters then ending.

      (f) The definition of "Consolidated Tangible Net Worth" in Section 1.01 of the Credit Agreement is hereby amended to add a comma and the text "capitalized software costs" immediately following the words "training costs".

      (g) The definition of "Revolving Credit Commitment" in Section 1.01 of the Credit Agreement is hereby amended by deleting the reference to "$3,500,000" contained therein and inserting the amount of "$2,000,000" in place thereof.

      (h) Section 6.03 of the Credit Agreement is hereby amended to delete the "." at the end of subsection (j) and replace it with "; and"; and Section 6.03 of the Credit Agreement is further amended to add a new subsection (k) to read in its entirety as follows:

            (k) promptly following receipt thereof, (i) copies of the annual financial statements and/or reports received by the Company with respect to the Unconsolidated Affiliates, and (ii) such interim financial statements and/or reports, to the extent available, as the Lender may request from time to time with respect to the Unconsolidated Affiliates.

      (i) Section 6.15 of the Credit Agreement is hereby amended to add the parenthetical "(other than Global Payment Technologies Australia Pty. Ltd.)" immediately following the words "United States" in the third line thereof.

      (j) A new Section 6.16 is hereby added to the Credit Agreement to read in its entirety as follows:

            SECTION 6.16. ENGAGEMENT OF CONSULTANT. Upon the request of the Lender, at any time after the earlier of (i) September 30, 2003, or (ii) the occurrence and continuance of an Event of Default, retain a consultant acceptable to the Lender in its sole discretion (the "Consultant") to advise the Company in connection with Company's formulation of a revised business plan and other items. The scope and terms of the Consultant's engagement by the Company shall be set forth in an engagement agreement acceptable to the Lender in its sole discretion which shall provide that the Lender may contact the Consultant at any time, and without notice to the Company, to discuss the Company's financial affairs. The Company shall instruct the Consultant, upon the Lender's request, to provide the Lender with copies of any and all documents of the Company reviewed by the Consultant, as well as copies of all documents prepared by the Consultant in the performance of the Consultant's duties for the Company. The Company shall be solely responsible for all fees and expenses incurred in connection with the engagement of the Consultant.

      (k) A new Section 6.17 is hereby added to the Credit Agreement to read in its entirety as follows:

            SECTION 6.17.     CREDIT INSURANCE.

            (a) Deliver to the Lender, no later than June 16, 2003, evidence that the Company has obtained credit insurance, having a deductible of not greater than $300,000, with the Export-Import Bank of the United States ("EXIM") on such terms and conditions, and with such policy limits, satisfactory to the Lender, insuring all Receivables owing to the Company from Foreign Account Debtors located in, or arising from sales in, the countries of Australia, Germany, Italy and Austria, and such other countries as the Lender may require in order to maintain credit insurance on at least seventy percent (70%) of the Company's Receivables. All such policies of credit insurance shall be assigned to the Lender and shall provide for at least thirty (30) days' prior written notice to the Lender of any modification or cancellation of the policy. The Company shall at all times maintain the foregoing credit insurance in full force and effect and shall provide to the Lender promptly upon receipt thereof evidence of the annual renewal of such policy of credit insurance.

            (b) Simultaneously with delivery to EXIM, but not later than the last day of each month, deliver to the Lender a true, correct and complete copy of the monthly shipment report delivered to EXIM for the prior month, together with a copy of the check showing payment of the next required credit insurance premium.

      (l) A new Section 6.18 is hereby added to the Credit Agreement to read in its entirety as follows:

            SECTION 6.18.     TEST CURRENCY.

            (a) Deliver to the Lender, as soon as available and in any event within fifteen (15) days after the end of each fiscal quarter, a report, in form and substance satisfactory to the Lender, identifying by type and amount (using the denomination of the respective foreign country) of all U.S. and foreign currency held by the Company at its Hauppauge, New York facility and used in connection with the testing of the Company's products (collectively, "Test Currency"); and

            (b) Deliver the Test Currency to the Lender in accordance with
      Section 3.03(d) of the Security Agreement.

      (m) A new Section 6.19 is hereby added to the Credit Agreement to read in its entirety as follows:

            SECTION 6.19. SHIPMENT REPORT. In the event either Australia Joint Venture Agreement shall cease to be in full force and effect on substantially the same terms as in effect on the dates of execution thereof, then, as soon as available, and in any event within twenty (20) days after the end of each month, furnish to the Lender a monthly report, in form and substance satisfactory to the Lender, detailing all (i) open orders for supplies received by the Company under such agreements, together with estimated dates of shipment, (ii) forecasted shipments of supplies from the Company under such agreements over the succeeding six (6) month period (on a monthly basis), and (iii) actual shipments made by the Company under such agreements for the month then ended and for each of the thirteen months immediately preceding the date of such report.

      (n) A new Section 6.20 is hereby added to the Credit Agreement to read in its entirety as follows:

            SECTION 6.20. LANDLORD WAIVER. Deliver to the Lender, no later than June 30, 2003, a duly completed landlord's waiver, in form and substance satisfactory to the Lender, with respect to the Company's premises located at 425B Oser Avenue, Hauppauge, New York.

      (o) A new Section 7.17 is hereby added to the Credit Agreement to read in its entirety as follows:

            SECTION 7.17. TEST CURRENCY COVENANT. Permit at any time the value of the Test Currency to be less than $800,000, such value to be determined as of the last day of each fiscal quarter of the Company based upon the daily 12:00 noon foreign exchange buying rates in New York as published by the Federal Reserve Bank of New York for such date, or if such rates are unavailable, such value to be determined based upon the Lender's foreign currency exchange rates in effect for such date.

      (p) Section 7.03(d) of the Credit Agreement is hereby amended by deleting each reference to "$3,900,000" contained therein and substituting the amount of "$2,500,000" in place thereof in each instance.

      (q) Section 7.03(e) of the Credit Agreement is hereby amended by deleting each reference to "$3,900,000" contained therein and substituting the amount of "$2,500,000" in place thereof in each instance.

      (r) Section 7.06(b) of the Credit Agreement is hereby amended by deleting each reference to "$3,900,000" contained therein and substituting the amount of "$2,500,000" in place thereof in each instance.

      (s) Section 7.06(c) of the Credit Agreement is hereby amended by deleting each reference to "$3,900,000" contained therein and substituting the amount of "$2,500,000" in place thereof in each instance.

      (t) Section 7.12 of the Credit Agreement is hereby amended by deleting each reference to "$3,900,000" contained therein and substituting the amount of "$2,500,000" in place thereof in each instance.

      (u) The text of Section 7.13(a) of the Credit Agreement is hereby amended and restated in its entirety, effective as of April 1, 2003, to read as follows:

            (a) Consolidated Tangible Net Worth. Permit at any time Consolidated Tangible Net Worth to be less than the amount set forth below opposite the applicable period:

                  Period                                        Amount
                  ------                                        ------

                  April 1, 2003 through June 29, 2004           $12,300,000

                  June 30, 2004 through September 29, 2004      Actual
                                                                Consolidated
                                                                Tangible Net
                                                                Worth as of
                                                                September 30,
                                                                2003 plus
                                                                $285,000.

                  September 30, 2004 and thereafter             Actual
                                                                Consolidated
                                                                Tangible Net
                                                                Worth as of June
                                                                30, 2004 plus
                                                                $410,000.


      (v) The text of Section 7.13(b) of the Credit Agreement is hereby amended and restated in its entirety, effective as of April 1, 2003, to read as follows:

            (b)   Consolidated Interest Coverage Ratio.

                  (i) Permit the Consolidated Interest Coverage Ratio, at the
            end of the following fiscal quarters, to be less than the ratio set forth set forth below opposite the applicable fiscal quarter end:

                  Fiscal Quarter Ending                           Ratio
                  ---------------------                           -----

                  Fiscal quarter ending June 30, 2004             3.00:1.00

                  Two fiscal quarters ending September 30, 2004   3.50:1.00

                  Three fiscal quarters ending December 31, 2004  3.50:1.00

                  (ii) Commencing with the fiscal quarter ending March 31, 2005, permit the Consolidated Interest Coverage Ratio to be less than 3.50:1.00, at any time.

      (w) The text of Section 7.13(c) of the Credit Agreement is hereby amended and restated in its entirety, effective as of April 1, 2003, to read as follows:

            (c)   Consolidated Funded Debt to Consolidated EBITDA.

                   (i) Permit the ratio of Consolidated Funded Debt to
            Consolidated EBITDA, at the end of the following fiscal quarters, to be greater than the ratio set forth set forth below opposite the applicable fiscal quarter end:

                  Fiscal Quarter Ending                           Ratio
                  ---------------------                           -----

                  Fiscal quarter ending March 31, 2004            4.00:1.00

                  Two fiscal quarters ending June 30, 2004        2.00:1.00

                  Three fiscal quarters ending September 30, 2004 1.25:1.00

                   (ii) Commencing with the fiscal quarter ending December 31,
            2004, permit the ratio of Consolidated Funded Debt to Consolidated EBITDA to be greater than 1.25:1.00, at any time.

      (x) The text of Section 7.13(d) of the Credit Agreement is hereby amended and restated in its entirety, effective as of April 1, 2003, to read as follows:

            (d) Consolidated Interim EBIT. Permit Consolidated Interim EBIT to be less than (i) ($1,450,000), for the fiscal quarter ending March 31, 2003, (ii) ($995,000), for the fiscal quarter ending June 30, 2003, (iii) ($650,000), for the fiscal quarter ending September 30, 2003, (iv) ($350,000), for the fiscal quarter ending December 31, 2003, (v) ($185,000), for the fiscal quarter ending March 31, 2004, (vi) $125,000, for the fiscal quarter ending June 30, 2004, or (vii) $335,000, for the fiscal quarter ending September 30, 2004.

      (y) The text of Section 7.13(e) of the Credit Agreement is hereby amended and restated in its entirety, effective as of April 1, 2003, to read as follows:

            (e) Consolidated Total Unsubordinated Liabilities to Consolidated Tangible Net Worth. Permit at any time the ratio of Consolidated Total Unsubordinated Liabilities to Consolidated Tangible Net Worth to be greater than the ratio set forth below opposite the applicable period:

                  Period                                          Ratio
                  ------                                          -----

                  April 1, 2003 through June 29, 2003             .80:1.00

                  June 30, 2003 through June 29, 2004             .60:1.00

                  June 30, 2004 and thereafter                    .50:1.00


      (z) The text of Section 7.13(f) of the Credit Agreement is hereby amended and restated in its entirety, effective as of April 1, 2003, to read as follows:

            (f) Consolidated Quick Assets to Consolidated Current Liabilities. Permit at any time the ratio of Consolidated Quick Assets to Consolidated Current Liabilities to be less than the ratio set forth below opposite the applicable period:

                  Period                                          Ratio
                  ------                                          -----

                  April 1, 2003 through June 29, 2003             1.10:1.00

                  June 30, 2003 through September 29, 2003        1.25:1.00

                  September 30, 2003 through June 29, 2004        1.30:1.00

                  June 30, 2004 through September 29, 2004        1.40:1.00

                  September 30, 2004 and thereafter               1.50:1.00


      (aa) The preamble in Article VII of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

      The Company covenants and agrees with the Lender that so long as the Commitments remain in effect or any of the principal of or interest on any Note or any other Obligation hereunder shall be unpaid, it will not cause or permit any direct or indirect Subsidiary of the Company or any Direct Affiliate which the Company shall have the power, direct or indirect, to direct or cause the direction of management or policies of such Direct Affiliate whether through the ownership of voting securities, by contract or otherwise, directly or indirectly, to incur, create, assume or suffer to exist or otherwise become liable in respect of any indebtedness for borrowed money, and it will not, and will not cause or permit any Guarantor, directly or indirectly to:

      (bb) Schedule VI to the Credit Agreement is hereby amended to reduce the amount under the heading "Aggregate Permitted Loans, Guarantee Obligations, and Capital

Contributions" with respect to Global Payment Technologies Holdings (Proprietary) Limited from "$1,650,000" to "$250,000" and is further amended to reduce the "Total" from "$3,900,000" to "$2,500,000".

      (cc) The form of Security Agreement attached as Exhibit E to the Credit Agreement is hereby deleted and replaced with the form of Security Agreement attached hereto as Exhibit 1.

3. CONDITIONS OF EFFECTIVENESS. This Amendment and Waiver shall become effective following: (a) the Company's repayment of $500,000 of Revolving Credit Loans outstanding as of the date hereof, such repayment to be made in accordance with and subject to the terms and conditions of the Credit Agreement, (b) the Company's prepayment of $1,400,000 of Term Loan B outstandings, such prepayment to be made in accordance with and subject to the terms and conditions of the Credit Agreement, including, without limitation, the payment of any amounts due under Section 3.08 of the Credit Agreement, such amount under Section 3.08 not to exceed $3,500, and (c) upon receipt by the Lender on the date hereof of each of the following:

      (i) this Amendment and Waiver, duly executed by the Company;

      (ii) an amendment and waiver fee of $25,000, together with the fees and expenses of the Lender's legal counsel;

      (iii) the amended and restated Security Agreement in the form attached hereto as Exhibit 1 duly executed by the Company and each Guarantor;

      (iv) evidence that the Company has duly completed and submitted an application to the Export-Import Bank of the United States to obtain credit insurance insuring all Receivables owing to the Company from Foreign Account Debtors located in, or arising from sales in, the countries of Australia, Germany, Italy and Austria (the "Credit Insurance");

      (v) a First Note Modification Agreement duly executed by the Company in the form attached hereto as Exhibit 2;

      (vi) a certificate of insurance confirming that the Company has obtained insurance covering the Company's "Test Currency" (as more particularly described on Schedule I attached hereto) in an amount not less than $1,000,000 and naming the Lender as loss payee thereon;

      (vii) a certificate of the Secretary of the Company certifying that attached thereto is a true and complete copy of the resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Amendment and Waiver; and

      (viii) a general release duly executed by the Company in the form attached hereto as Exhibit 3.

4.    MISCELLANEOUS.

      The amendments and waivers herein contained are limited specifically to the matters set forth above and for the specific instances and purposes for which given and do not constitute directly or by implication a waiver or amendment of any other provisions of the Credit Agreement or a waiver of any other Default or Event of Default.

      Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Credit Agreement.

      Except as expressly amended or waived hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof. The Credit Agreement is ratified and confirmed in all respects by the Company.

      The Company hereby represents and warrants that (a) after giving effect to this Amendment and Waiver, the representations and warranties in the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof with the same effect as though such representations and warranties have been made on and as of such date, unless such representation is as of a specific date, in which case, as of such date, and (b) after giving effect to this Amendment and Waiver, no Default or Event of Default has occurred and is continuing.

      Should there be a request for further waivers or amendments with respect to the covenants described in paragraph 1 hereof or any other covenants, such request shall be evaluated by the Lender when formally requested, in writing, by the Company, and the Lender may deny any such request for any reason in its sole discretion.

      This Amendment and Waiver may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one amendment and waiver.

      THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

      This Amendment and Waiver shall constitute a Loan Document.



                       [THE NEXT PAGE IS THE SIGNATURE PAGE]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed as of the day and year first above written.

                              GLOBAL PAYMENT TECHNOLOGIES, INC.


                              By:_______________________________
                              Name:
                              Title:


                              By:_______________________________
                              Name:
                              Title:


                              JPMORGAN CHASE BANK

                              By:_______________________________
                              Name:
                              Title:



                                ACKNOWLEDGMENT

      The undersigned, not a party to the Credit Agreement but a Guarantor, hereby acknowledges and agrees to the terms of this Waiver and Amendment and confirms that its Guaranty is in full force and effect.

-------------------------------------------------------------------------------
      ABACUS FINANCIAL MANAGEMENT SYSTEMS LTD., USA
================================================================================

      By:____________________________________
         Name:
         Title:


      By:____________________________________
         Name:
         Title:
-------------------------------------------------------------------------------

                                  SCHEDULE I

                               (Test Currency)





                    [DETAILED DESCRIPTION TO BE PROVIDED]

                                  EXHIBIT 1

                  (Amended and Restated Security Agreement)

                                  EXHIBIT 2

                     (First Note Modification Agreement)

                                  EXHIBIT 3

                              (General Release)